UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 29, 2006


                               Rogers Corporation
               __________________________________________________
             (Exact Name of Registrant as Specified in Its Charter)


      Massachusetts                    1-4347                06-0513860
    ___________________          ___________________     ___________________
(State or other Jurisdiction   (Commission File Number)   (I.R.S. Employer
     of Incorporation)                                     Identification No.)

           One Technology Drive
           P.O. Box 188
           Rogers, Connecticut                            06263-0188
           __________________________________________________________
           (Address of Principal Executive Offices)       (Zip Code)

           Registrant's telephone number, including area code (860) 774-9605

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                        _________________________________

ITEM 2.06    Material Impairments

On June 29, 2006, Rogers Corporation (the "Company") concluded that the Company will potentially take a non-cash charge in the second quarter of 2006 related to the write-down of impaired assets within the Company's Other Polymer Products reporting segment, which includes four operating units: elastomer components, polyolefin foams, polyester-based laminates, and non-woven composite materials. The non-cash impairment charge involves the assets associated with the Company's polyolefin foams and polyester-based laminates businesses. Due to recent market and customer developments, increasing competitive pricing pressure, and rising raw materials prices, the profitability and viability of these segments appear more questionable in the long term than previously forecasted. Consequently, the Company expects these events to unfavorably impact future sales and profit forecasts with respect to these specific businesses. Rogers determined that these conditions are not temporary and qualify as indicators of impairment, resulting in the potential impairment of the related assets.

The Company cannot currently estimate the amount or the range of amounts of the impairment charge; however, it will provide this information when it is able to make a determination of such estimate or range of estimates.

A copy of the press release issued by the Company on June 29, 2006 announcing the expected impairment charge is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.



ITEM 7.01    Regulation FD Disclosure

On June 29, 2006, the Company also announced an update to its second quarter 2006 guidance. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The press release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. At this time, the Registrant can not provide the required reconciliations within the earnings release of the non-GAAP financial measures to the most directly comparable GAAP financial measures, as the potential impairment charges resulting in the non-GAAP financial measures are not known to the Company as of the time of this filing. These reconciliations will be included in future filings when these amounts, or a range of these amounts, become determinable.

References to non-GAAP earnings per share (excluding the potential effect of the aforementioned potential impairment charges) is included in the earnings release because management believes that diluted earnings per share, excluding the effect of the potential impairment charges, is a measure that should be presented as it is useful to investors. Management believes that the following should be considered when evaluating these non-GAAP financial measures:

o The Registrant reviews the operating results of its business excluding the impact of any discrete events, such as impairment charges, because it provides an additional basis of comparison.

     Management believes that these events are infrequent in nature, and would not be indicative of ongoing operating results. As a result, management believes such charges should be excluded in order to compare past, current and future periods.

The non-GAAP financial measures included in the earnings release will be reconciled to the comparable GAAP results when these amounts are known and such reconciliations will be posted on the Registrant's website at www.rogerscorporation.com.

The information furnished in this report in this Item 7.01 and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.



ITEM 9.01    Financial Statements and Exhibits

(c)    Exhibits.

       Exhibit No.    Description
       ----------     -----------
       99.1           Press release by Rogers Corporation dated June 29, 2006
                      issued by Rogers Corporation (filed herewith pursuant to item 2.06 and furnished herewith pursuant to Item 7.01).




     SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           ROGERS CORPORATION


                                           By:    /s/ Dennis M. Loughran
                                                  ------------------------------
                                           Name:  Dennis M. Loughran
                                           Title: Vice President, Finance and
                                                  Chief Financial Officer

Date:  June 29, 2006

                                  EXHIBIT INDEX

       Exhibit No.    Description
       ----------     -----------
            99.1      Press release by Rogers Corporation dated June 29, 2006
                      issued by Rogers Corporation (filed herewith pursuant to item 2.06 and furnished herewith pursuant to Item 7.01).